UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     February 24, 2016

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events.

On February 24, 2016, CD International Enterprises, Inc. (the "Company") filed a complaint against three entities and two individuals in the District of Columbia, United States District Court. The complaint alleges illegal, unregistered resale of 220 million shares of restricted common stock of the Company. The Company seeks monetary recovery for damages for breach of contract and/or wrongful conversion of restricted shares; for damages arising from violations of Sections 5(a), 5(c) and 17(a) of the 1933 Securities Act, and Sections 10(b) and 12(b) of the 1934 Securities Act, and Rule 10b-5 promulgated thereunder.  Monetary recovery includes monetary gain through fraud by defendants of over $2 million and loss of Company¡¯s market value of over $33 million.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: February 25, 2016	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, Ph.D., Chief Executive Officer